Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Results
•Net income available to RGA shareholders of $2.37 per diluted share
•Adjusted operating income* of $4.73 per diluted share
•Premium growth of 19.2% over the prior-year quarter, 18.7% on a constant currency basis1
•Deployed capital of $346 million into in-force transactions
•Total shareholder capital returns of $106 million: $50 million of share repurchases and $56 million of shareholder dividends

Full Year Results
•Net income available to RGA shareholders of $13.44 per diluted share
•Adjusted operating income* of $19.88 per diluted share
•Premium growth of 15.3% over the prior year, 16.3% on a constant currency basis1
•ROE of 11.4%, adjusted operating ROE* of 14.5%, and adjusted operating ROE, excluding notable items*2 of 14.4% for the trailing twelve months
•Deployed capital of $933 million into in-force transactions
•Total shareholder capital returns of $419 million: $200 million of share repurchases and $219 million of shareholder dividends

1 Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.
2 RGA completed its annual actuarial assumption review related to business subject to Long-Duration Targeted Improvements (LDTI) during the third quarter. The impact from the actuarial assumption review is reflected in the results as notable items.

ST. LOUIS, February 1, 2024 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported fourth quarter net income available to RGA shareholders of $158 million, or $2.37 per diluted share, compared with $291 million, or $4.30 per diluted share, in the prior-year quarter. Adjusted operating income* for the fourth quarter totaled $316 million, or $4.73 per diluted share, compared with $312 million, or $4.60 per diluted share, the year before. Adjusted operating income, excluding notable items* for the fourth quarter, totaled $316 million, or $4.73 per diluted share, compared with $266 million, or $3.91 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.01 per diluted share on net income available to RGA shareholders, and a favorable effect of $0.04 per diluted share on adjusted operating income as compared with the prior year.
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	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2023	2022	2023	2022
Net premiums	$4,108	$3,446	$15,085	$13,078
Net income available to RGA shareholders	158	291	902	517
Net income available to RGA shareholders per diluted share	2.37	4.30	13.44	7.64
Adjusted operating income*	316	312	1,334	927
Adjusted operating income, excluding notable items *	316	266	1,334	1,111
Adjusted operating income per diluted share*	4.73	4.60	19.88	13.69
Adjusted operating income, excluding notable items per diluted share*	4.73	3.91	19.88	16.40
Book value per share	138.39	106.19
Book value per share, excluding accumulated other comprehensive income (AOCI)*	144.01	134.26
Total assets	97,623	84,904

*	See “Non-GAAP Financial Measures” below
Full year net income available to RGA shareholders totaled $902 million, or $13.44 per diluted share, compared with $517 million, or $7.64 per diluted share in 2022. Adjusted operating income for the full year totaled $1,334 million, or $19.88 per diluted share, compared with $927 million, or $13.69 per diluted share the year before. Adjusted operating income, excluding notable items for the full year, totaled $1,334 million, or $19.88 per diluted share, compared with $1,111 million, or $16.40 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.18 per diluted share on net income available to RGA shareholders, and $0.21 per diluted share on adjusted operating income as compared with 2022.

In the fourth quarter, consolidated net premiums totaled $4.1 billion, an increase of 19.2% over the 2022 fourth quarter, with a favorable net foreign currency effect of $18 million. Excluding the net foreign currency effect, consolidated net premiums increased 18.7% in the quarter. Net premiums for the quarter include a $500 million contribution from a single premium pension risk transfer transaction in the U.S. Financial Solutions business. For the full year, net premiums totaled $15.1 billion, an increase of 15.3% from 2022, with an adverse net foreign currency effect of $126 million. Excluding the net foreign currency effect, consolidated net premiums increased 16.3% for the full year. Net premiums for the full year include a $1.5 billion contribution from single premium pension risk transfer transactions in the U.S. Financial Solutions business.

Compared with the year-ago period, excluding spread-based businesses, fourth quarter investment income increased 14.8%, reflecting higher yields. For the full year, investment income, excluding spread-based businesses, increased 4.2%, reflecting higher yields. Average investment yield increased to 4.86% in the fourth quarter from 4.45% in the prior-year period due to higher yields. For the full year, average investment yield was flat at 4.68% compared with the prior-year period of 4.69% due to higher yields that were offset by lower variable investment income.

The effective tax rate for the quarter was 2.2% on pre-tax income, below the expected range of 23% to 24%, primarily due to losses in certain higher tax jurisdictions, tax credits and the release of tax liabilities associated with uncertain tax positions. For the full year, the effective tax rate was 21.8% on pre-tax
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income, below the expected range of 23% to 24%, due to lower than expected income in certain higher tax jurisdictions, tax credits and the release of tax liabilities associated with uncertain tax positions.

The effective tax rate for the quarter was 18.2% on pre-tax adjusted operating income, below the expected range of 23% to 24%, primarily due to losses in higher tax jurisdictions and tax credits. For the full year, the effective tax rate was 21.5% on pre-tax adjusted operating income, below the expected range of 23% to 24%, due to lower than expected income in higher tax jurisdictions and tax credits.

Tony Cheng, President and Chief Executive Officer, commented, “In the quarter, we saw a continuation of the many positive trends that we experienced in the first nine months, and this helped us produce record results for the year. Our Financial Solutions business continued to deliver very strong results across regions and product lines. We continued to see good momentum in organic business activity in the traditional business, and our in-force transactions were especially strong, with $346 million of capital deployed in the quarter. This brought our annual capital deployment into in-force transactions to $933 million, a record for RGA.

“Additionally, we repurchased $50 million of common shares, bringing the full year total to $200 million. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.0 billion. Based on favorable business conditions and RGA's global leadership position, we are optimistic about the future and expect to continue to deliver attractive financial results over time.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$1,912	$1,778	$7,023	$6,590
Pre-tax income	30	114	318	195
Pre-tax adjusted operating income	25	108	313	147
Pre-tax adjusted operating income, excluding notable items	25	108	330	317

Quarterly Results
•Results reflected favorable Group and Individual Health experience and slightly unfavorable experience and client reporting adjustments in Individual Life, which had a larger unfavorable financial impact due to the mix of experience in uncapped and capped cohorts.

Full Year Results
•Results reflected $17 million of unfavorable impacts from assumption updates, which are reflected as notable items.
•Excluding notable items, results reflected favorable in-force management actions, the impact of higher yields and favorable Individual Health and Group experience.
•Individual Life experience was favorable, however, the mix of experience between uncapped and capped cohorts led to unfavorable financial impacts.
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Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Asset-Intensive:
Pre-tax income (loss)	$(140)	$(32)	$89	$1
Pre-tax adjusted operating income	81	77	370	304
Pre-tax adjusted operating income, excluding notable items	81	77	348	301
Capital Solutions:
Pre-tax income	$20	$24	$81	$144
Pre-tax adjusted operating income	20	24	81	144
Pre-tax adjusted operating income, excluding notable items	20	24	81	144

Quarterly Results
•Asset-Intensive results reflected strong investment spreads due to higher yields, including those on floating rate securities.
•Capital Solutions results were in line with expectations.

Full Year Results
•Asset-Intensive results reflected $22 million of favorable impacts from assumptions updates, which are reflected as notable items.
•Excluding notable items, Asset-Intensive results reflected strong investment spreads, including those on floating rate securities.
•Capital Solutions results were in line with expectations.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$311	$308	$1,215	$1,219
Pre-tax income	21	50	91	104
Pre-tax adjusted operating income	20	47	91	108
Pre-tax adjusted operating income, excluding notable items	20	42	104	109

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $1 million for the quarter and $45 million for the full year.

Quarterly Results
•Results reflected unfavorable claims experience on Group business and unfavorable impacts from a one-time item.
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•Foreign currency exchange rates had a favorable effect of $4 million on pre-tax income and $5 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected $13 million of unfavorable impacts from assumptions updates, which are reflected as notable items.
•Excluding notable items, results reflected unfavorable Group claims experience.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and an immaterial effect on pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Pre-tax income	$6	$9	$52	$31
Pre-tax adjusted operating income	6	9	52	31
Pre-tax adjusted operating income, excluding notable items	6	9	30	31

Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and an adverse effect of $1 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected $22 million of favorable impacts from assumption updates, which are reflected as notable items.
•Excluding notable items, results reflected favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$461	$422	$1,775	$1,736
Pre-tax income (loss)	8	3	(21)	46
Pre-tax adjusted operating income (loss)	8	3	(20)	46
Pre-tax adjusted operating income, excluding notable items	8	3	27	59
Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $14 million for the quarter and an adverse effect of $13 million for the full year.

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Quarterly Results
•Results reflected unfavorable mortality experience in the U.K., partially offset by new business in Continental Europe.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Full Year Results
•Results reflected $47 million of unfavorable impacts from assumption updates, primarily in the U.K., which are reflected as notable items.
•Excluding notable items, results reflected unfavorable mortality experience, primarily in the U.K.
•Foreign currency exchange rates had an adverse effect of $3 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Pre-tax income	$106	$56	$301	$182
Pre-tax adjusted operating income	112	73	355	244
Pre-tax adjusted operating income, excluding notable items	112	59	321	230

Quarterly Results
•Results reflected favorable longevity and other experience.
•Foreign currency exchange rates had a favorable effect of $5 million on pre-tax income and pre-tax adjusted operating income.

Full Year Results
•Results reflected $34 million of favorable impacts from assumption updates, which are reflected as notable items.
•Excluding notable items, results reflected favorable longevity and other experience.
•Foreign currency exchange rates had a favorable effect of $5 million on pre-tax income and $6 million on pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$709	$700	$2,785	$2,650
Pre-tax income	70	100	372	194
Pre-tax adjusted operating income	71	100	373	194
Pre-tax adjusted operating income, excluding notable items	71	58	371	269

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Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $3 million for the quarter and $67 million for the full year.

Quarterly Results
•Results reflected favorable underlying claims experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and a favorable effect of $1 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected $2 million of favorable impacts from assumption updates, which are reflected as notable items.
•Excluding notable items, results reflected favorable claims experience and strong new business.
•Foreign currency exchange rates had an adverse effect of $5 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$47	$64	$218	$236
Pre-tax income	122	109	113	46
Pre-tax adjusted operating income	66	38	212	161
Pre-tax adjusted operating income, excluding notable items	66	38	212	161

Quarterly Results
•Results reflected higher investment spreads including variable investment income and strong new business.
•Foreign currency exchange rates had an adverse effect of $6 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Full Year Results
•Results reflected higher investment spreads and strong new business.
•Foreign currency exchange rates had an adverse effect of $5 million on pre-tax income and $9 million on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Pre-tax income (loss)	$(79)	$(52)	$(236)	$(225)
Pre-tax adjusted operating income (loss)	(23)	(92)	(128)	(162)
Pre-tax adjusted operating income (loss), excluding notable items	(23)	(92)	(128)	(162)

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Quarterly Results
•Results were favorable compared to the quarterly average run rate, primarily due to higher investment income.

Full Year Results
•Results were favorable compared to the expected run rate, primarily due to higher investment income.

Repurchase Authorization

On January 23, 2024, the board of directors authorized a share repurchase program for up to $500 million of outstanding common stock. The authorization was effective immediately and does not have an expiration date. In connection with this authorization, the board of directors terminated the stock repurchase authority granted in 2022.

Repurchases would be made in accordance with applicable securities laws and would be made through market transactions, block trades, privately negotiated transactions or other means, or a combination of these methods, with the timing and number of shares repurchased dependent on a variety of factors, including share price, corporate and regulatory requirements, and market and business conditions. Repurchases may be commenced or suspended from time to time without prior notice.

Dividend Declaration

Effective January 30, 2024, the board of directors declared a regular quarterly dividend of $0.85, payable February 27, 2024, to shareholders of record as of February 13, 2024.

Earnings Conference Call

A conference call to discuss fourth quarter results will begin at 10 a.m. Eastern Time on Friday, February 2, 2024. Interested parties may access the call by dialing 1-844-481-2753 (412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of
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the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding substantially all of the effect of net investment related gains and losses, changes in the fair value of certain embedded derivatives, and changes in the fair value of contracts that provide market risk benefits, any of which can be volatile and may not reflect the underlying performance of the Company’s businesses. Additionally, adjusted operating income excludes, to the extent applicable, any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, the impact of certain tax-related items, and any other items that the Company believes are not indicative of the Company’s ongoing operations. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.
2.Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented may include the financial impact of the Company’s assumption reviews on business subject to the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments, reflected in future policy benefits remeasurement gains or losses.
3.Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
4.Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses a non-GAAP financial measure called shareholders’ average equity position excluding AOCI and notable items.
5.Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management
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incentive programs. The Company also discloses a non-GAAP financial measure called adjusted operating return on equity excluding notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document.

Other definitions:
•Uncapped (profitable) cohorts: cohorts with a net premium ratio under 100%
•Capped (loss) cohorts: cohorts with a net premium ratio equal to or greater than 100%
•Floored cohorts: cohorts with reserves floored at zero as reserves cannot be negative

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $3.7 trillion of life reinsurance in force and assets of $97.6 billion as of December 31, 2023. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to
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the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration or regulatory investigations or actions, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long-Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended December 31,
	2023		2022
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss) available to RGA shareholders	$158	$2.37	$291	$4.30
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	(14)	(0.22)	(14)	(0.21)
Market risk benefits remeasurement (gains) losses	22	0.33	(15)	(0.22)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	2	0.03
Embedded derivatives:
Included in investment related gains/losses, net	143	2.14	53	0.78
Included in interest credited	4	0.06	1	0.01
Investment (income) loss on unit-linked variable annuities	(2)	(0.03)	2	0.03
Interest credited on unit-linked variable annuities	2	0.03	(2)	(0.03)
Interest expense on uncertain tax positions	(1)	(0.01)	—	—
Other	23	0.34	1	0.01
Uncertain tax positions and other tax related items	(19)	(0.28)	(9)	(0.13)
Net income attributable to noncontrolling interest	2	0.03	2	0.03
Adjusted operating income	316	4.73	312	4.60
Notable items	—	—	(46)	(0.69)
Adjusted operating income, excluding notable items	$316	$4.73	$266	$3.91

(Unaudited)	Twelve Months Ended December 31,
	2023		2022
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$902	$13.44	$517	$7.64
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	280	4.18	352	5.19
Market risk benefits remeasurement (gains) losses	(8)	(0.12)	8	0.12
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(4)	(0.06)	19	0.28
Embedded derivatives:
Included in investment related gains/losses, net	129	1.92	137	2.02
Included in interest credited	(5)	(0.07)	(42)	(0.62)
Investment (income) loss on unit-linked variable annuities	1	0.01	19	0.28
Interest credited on unit-linked variable annuities	(1)	(0.01)	(19)	(0.28)
Interest expense on uncertain tax positions	—	—	—	—
Other	29	0.43	(63)	(0.93)
Uncertain tax positions and other tax related items	4	0.06	(5)	(0.07)
Net income attributable to noncontrolling interest	7	0.10	4	0.06
Adjusted operating income	1,334	19.88	927	13.69
Notable items	—	—	184	2.71
Adjusted operating income, excluding notable items	$1,334	$19.88	$1,111	$16.40

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2023			Twelve Months Ended December 31, 2023
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$164	$4	2.2%	$1,160	$251	21.8%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	(18)	(4)		360	80
Market risk benefits remeasurement (gains) losses	28	6		(10)	(2)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(3)	(1)		(5)	(1)
Embedded derivatives:
Included in investment related gains/losses, net	181	38		163	34
Included in interest credited	5	1		(6)	(1)
Investment (income) loss on unit-linked variable annuities	(3)	(1)		1	—
Interest credited on unit-linked variable annuities	3	1		(1)	—
Interest expense on uncertain tax positions	(1)	—		—	—
Other	30	7		37	8
Uncertain tax positions and other tax related items	—	19		—	(4)
Adjusted operating income	386	70	18.2%	1,699	365	21.5%
Notable items	—	—		(3)	(3)
Adjusted operating income, excluding notable items	$386	$70		$1,696	$362
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.

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Add Thirteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,
	2023	2022
Income (loss) before income taxes	$164	$381
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	(18)	(46)
Market risk benefits remeasurement (gains) losses	28	(19)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(3)	2
Embedded derivatives:
Included in investment related gains/losses, net	181	67
Included in interest credited	5	1
Investment (income) loss on unit-linked variable annuities	(3)	2
Interest credited on unit-linked variable annuities	3	(2)
Interest expense on uncertain tax positions	(1)	—
Other	30	1
Pre-tax adjusted operating income	386	387
Notable items	—	(61)
Pre-tax adjusted operating income, excluding notable items	$386	$326

(Unaudited)	Twelve Months Ended December 31,
	2023	2022
Income before income taxes	$1,160	$718
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	360	425
Market risk benefits remeasurement (gains) losses	(10)	10
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(5)	24
Embedded derivatives:
Included in investment related gains/losses, net	163	173
Included in interest credited	(6)	(53)
Investment (income) loss on unit-linked variable annuities	1	24
Interest credited on unit-linked variable annuities	(1)	(24)
Interest expense on uncertain tax positions	—	—
Other	37	(80)
Pre-tax adjusted operating income	1,699	1,217
Notable items	(3)	242
Pre-tax adjusted operating income, excluding notable items	$1,696	$1,459

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Add Fourteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$30	$(1)	$(4)	$25	$—	$25
Financial Solutions:
Asset-Intensive	(140)	31	190	81	—	81
Capital Solutions	20	—	—	20	—	20
Total U.S. and Latin America	(90)	30	186	126	—	126
Canada Traditional	21	(1)	—	20	—	20
Canada Financial Solutions	6	—	—	6	—	6
Total Canada	27	(1)	—	26	—	26
EMEA Traditional	8	—	—	8	—	8
EMEA Financial Solutions	106	6	—	112	—	112
Total EMEA	114	6	—	120	—	120
APAC Traditional	70	1	—	71	—	71
APAC Financial Solutions	122	(56)	—	66	—	66
Total Asia Pacific	192	(55)	—	137	—	137
Corporate and Other	(79)	56	—	(23)	—	(23)
Consolidated	$164	$36	$186	$386	$—	$386

(Unaudited)	Three Months Ended December 31, 2022
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$114	$1	$(7)	$108	$—	$108
Financial Solutions:
Asset-Intensive	(32)	34	75	77	—	77
Capital Solutions	24	—	—	24	—	24
Total U.S. and Latin America	106	35	68	209	—	209
Canada Traditional	50	(3)	—	47	(5)	42
Canada Financial Solutions	9	—	—	9	—	9
Total Canada	59	(3)	—	56	(5)	51
EMEA Traditional	3	—	—	3	—	3
EMEA Financial Solutions	56	17	—	73	(14)	59
Total EMEA	59	17	—	76	(14)	62
APAC Traditional	100	—	—	100	(42)	58
APAC Financial Solutions	109	(71)	—	38	—	38
Total Asia Pacific	209	(71)	—	138	(42)	96
Corporate and Other	(52)	(40)	—	(92)	—	(92)
Consolidated	$381	$(62)	$68	$387	$(61)	$326

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Add Fifteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Twelve Months Ended December 31, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$318	$(1)	$(4)	$313	$17	$330
Financial Solutions:
Asset-Intensive	89	120	161	370	(22)	348
Capital Solutions	81	—	—	81	—	81
Total U.S. and Latin America	488	119	157	764	(5)	759
Canada Traditional	91	—	—	91	13	104
Canada Financial Solutions	52	—	—	52	(22)	30
Total Canada	143	—	—	143	(9)	134
EMEA Traditional	(21)	1	—	(20)	47	27
EMEA Financial Solutions	301	54	—	355	(34)	321
Total EMEA	280	55	—	335	13	348
APAC Traditional	372	1	—	373	(2)	371
APAC Financial Solutions	113	99	—	212	—	212
Total Asia Pacific	485	100	—	585	(2)	583
Corporate and Other	(236)	108	—	(128)	—	(128)
Consolidated	$1,160	$382	$157	$1,699	$(3)	$1,696

(Unaudited)	Twelve Months Ended December 31, 2022
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$195	$—	$(48)	$147	$170	$317
Financial Solutions:
Asset-Intensive	1	135	168	304	(3)	301
Capital Solutions	144	—	—	144	—	144
Total U.S. and Latin America	340	135	120	595	167	762
Canada Traditional	104	4	—	108	1	109
Canada Financial Solutions	31	—	—	31	—	31
Total Canada	135	4	—	139	1	140
EMEA Traditional	46	—	—	46	13	59
EMEA Financial Solutions	182	62	—	244	(14)	230
Total EMEA	228	62	—	290	(1)	289
APAC Traditional	194	—	—	194	75	269
APAC Financial Solutions	46	115	—	161	—	161
Total Asia Pacific	240	115	—	355	75	430
Corporate and Other	(225)	63	—	(162)	—	(162)
Consolidated	$718	$379	$120	$1,217	$242	$1,459
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Add Sixteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Earnings per share from net income (loss):
Basic earnings per share	$2.40	$4.36	$13.60	$7.73
Diluted earnings per share (1)	$2.37	$4.30	$13.44	$7.64

Diluted earnings per share from adjusted operating income	$4.73	$4.60	$19.88	$13.69
Weighted average number of common and common equivalent shares outstanding	66,721	67,793	67,117	67,703
(1)    As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share.

(Unaudited)	At December 31,
	2023	2022
Treasury shares	19,690	18,635
Common shares outstanding	65,621	66,676
Book value per share outstanding	$138.39	$106.19
Book value per share outstanding, before impact of AOCI	$144.01	$134.26

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At December 31,
	2023	2022
Book value per share outstanding	$138.39	$106.19
Less effect of AOCI:
Accumulated currency translation adjustment	1.04	(1.73)
Unrealized (depreciation) appreciation of securities	(55.88)	(82.44)
Effect of updating discount rates on future policy benefits	49.62	56.32
Change in instrument-specific credit risk for market risk benefits	0.05	0.19
Pension and postretirement benefits	(0.45)	(0.41)
Book value per share outstanding, before impact of AOCI	$144.01	$134.26

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Add Seventeen

Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended December 31, 2023:	Average Equity
Shareholders' average equity	$7,931
Less effect of AOCI:
Accumulated currency translation adjustment	(30)
Unrealized (depreciation) appreciation of securities	(5,018)
Effect of updating discount rates on future policy benefits	3,774
Change in instrument-specific credit risk for market risk benefits	10
Pension and postretirement benefits	(22)
Shareholders' average equity, excluding AOCI	9,217
Year-to-date notable items, net of tax	37
Shareholders' average equity, excluding AOCI and notable items	$9,254

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended December 31, 2023:	Income
Net income available to RGA shareholders	$902	11.4%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	297
Change in fair value of embedded derivatives	124
Tax expense on uncertain tax positions and other tax related items	4
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,334	14.5%
Notable items after tax	—
Adjusted operating income, excluding notable items	$1,334	14.4%

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Add Eighteen

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Net premiums	$4,108	$3,446	$15,085	$13,078
Investment income, net of related expenses	956	828	3,591	3,161
Investment related gains (losses), net	(155)	(6)	(481)	(539)
Other revenue	98	89	372	527
Total revenues	5,007	4,357	18,567	16,227
Benefits and expenses:
Claims and other policy benefits	3,837	3,125	13,872	11,982
Future policy benefits remeasurement (gains) losses	33	(11)	(62)	291
Market risk benefits remeasurement (gains) losses	28	(19)	(10)	10
Interest credited	217	214	864	682
Policy acquisition costs and other insurance expenses	369	323	1,397	1,344
Other operating expenses	290	289	1,089	1,009
Interest expense	69	55	257	191
Total benefits and expenses	4,843	3,976	17,407	15,509
Income before income taxes	164	381	1,160	718
Provision for income taxes	4	88	251	197
Net income	160	293	909	521
Net income attributable to noncontrolling interest	2	2	7	4
Net income available to RGA shareholders	$158	$291	$902	$517
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